UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 29, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Railroad Avenue, Suisun City, California 94585

Registrant’s telephone number, including area code: (707) 421-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 29, 2014, WPCS International Incorporated (the “Company”) held its annual meeting of stockholders, at which the Company’s stockholders approved four proposals and one proposal was rejected as it did not obtain the affirmative votes of the holders of a majority of shares issued and outstanding. The proposals are described in detail in its proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on August 26, 2014.

Proposal 1

The Company’s stockholders elected seven individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sebastian Giordano	5,696,633	130,510	4,662,654
Charles Benton	5,725,161	102,012	4,662,654
Kevin Coyle	5,708,963	118,210	4,662,654
Norm Dumbroff	5,723,030	104,143	4,662,654
Neil Hebenton	5,717,371	109,802	4,662,654
Edward Gildea	5,725,310	101,863	4,662,654
Divya Thakur	5,702,566	124,607	4,662,654

Proposal 2

The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015, as set forth below:

Votes For	Votes Against	Abstentions
10,197,922	150,570	141,335

Proposal 3

The Company’s stockholders rejected an amendment to the Certificate of Incorporation of the Company to increase the Company’s authorized shares of common stock from 14,285,714 to 75,000,000, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,654,761	1,007,496	164,916	4,662,654

Proposal 4

The Company’s shareholders approved on an advisory basis, the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,206,815	406,819	213,539	4,662,654

Proposal 5

The Company’s shareholders approved on an advisory basis, a three-year frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation, as set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
609,118	202,401	4,877,786	137,867	4,662,654

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: September 29, 2014	By: /s/ SEBSTIAN GIORDANO
Sebastian Giordano
Interim Chief Executive Officer